UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 21, 2005
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 (920) 433-4901	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.     Regulation FD Disclosure.

On September 21, 2005, WPS Resources Corporation issued a press release announcing that two of its subsidiaries have entered into definitive agreements with Aquila, Inc. to acquire Aquila's natural gas distribution operations in Michigan and Minnesota for approximately $558 million subject to certain adjustments which will include working capital. On September 22, 2005, following the filing of this Current Report on Form 8-K, WPS Resources will host a conference call to discuss the acquisition at 9:00 a.m. (CDT). A copy of the press release issued by WPS Resources, the script and slides for the conference call are furnished as Exhibits 99.1, 99.2, and 99.3 hereto, respectively.

The press release, conference call script, and slides presented on such conference call may contain certain forward-looking statements related to WPS Resources' businesses that are based on its current expectations. Forward-looking statements are subject to certain risks, trends, uncertainties, and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Item 9.01	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits. The following exhibits are being filed herewith:
		99.1	Press Release of WPS Resources Corporation dated September 21, 2005.
		99.2	Script for the WPS Resources Corporation September 22, 2005 conference call.
		99.3	Slides presented as part of the WPS Resources Corporation September 22, 2005 conference call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: September 22, 2005

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WPS RESOURCES CORPORATION

Exhibit Index to Form 8-K
Dated September 21, 2005

Exhibit Number
99.1	Press Release of WPS Resources Corporation dated September 21, 2005.

99.2	Script for the WPS Resources Corporation September 22, 2005 conference call.

99.3	Slides presented as part of the WPS Resources Corporation September 22, 2005 conference call.

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